                                                             Amendment #1
                                                                to the
                                                               AUTOMATIC
                                              YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                                      EFFECTIVE December 15, 2003
                                                                Between
                                                     PRUCO LIFE INSURANCE COMPANY
                                                             (THE COMPANY)
                                                                  And
                                                       SCOTTISH RE (U.S.), INC.
                                                            (THE REINSURER)

The parties hereby agree to the following:

1.       Section 18,  CLAIMS, shall be replaced by the following:

a.       NOTIFICATION  OF CLAIMS.  THE COMPANY will notify THE REINSURER as soon as reasonably  possible  after THE COMPANY  receives a claim  for a policy  reinsured  under  this  Agreement.  In  addition,  THE  COMPANY  will  provide  THE  REINSURER  with identification of contestable claims along with the relevant  documentation,  including but not limited to, claim proofs, for all claims incurred within the first two policy years and on incontestable  policies where THE REINSURER's net amount at risk is in excess of $25,000.

              After THE COMPANY has received all proper claim proofs and paid the claim,  THE COMPANY will notify THE REINSURER  that a claim is due under this  Agreement.  THE COMPANY  will send to THE  REINSURER  an itemized  statement  of amounts due THE
              COMPANY under this Agreement along with all relevant  information  with respect to the claim,  including the claim proofs not already  provided.  However,  for  incontestable  claims,  claim proofs will not be required by THE  REINSURER if THE
              REINSURER's  net amount at risk is less than or equal to $25,000 and THE COMPANY has paid the claim.  In such cases,  THE
              COMPANY will provide THE REINSURER with the cause of death.

b.       AMOUNT AND PAYMENT OF BENEFITS As soon as THE  REINSURER  receives  proper claim  notice and any required  proof of the claim, reinsurance  benefits are due and payable to THE COMPANY.  THE  REINSURER is bound by THE COMPANY's  decisions  regarding settlement  of all claims.  Payment of the  benefits by THE  REINSURER  will be made in a single sum,  regardless  of THE
              COMPANY's  settlement  options.  The maximum  benefit  payable to THE COMPANY under each  reinsured  policy is the amount specifically  reinsured  with THE  REINSURER.  In the event that THE REINSURER has not paid  reinsurance  benefits to THE
              COMPANY  within sixty days of the due date,  THE COMPANY may charge  interest on the amount due at an interest rate equal to the London  Interbank Offer Rate, U.S.  denomination-Fixed  Three-month,  (LIBOR),  as of when the payment was due. In addition,  in the event that  reinsurance  benefits are sixty days past due, THE COMPANY may recapture the reinsurance as described in Section 21.

c.       LIVING NEEDS  BENEFITS.  Living Needs Benefit  claims will be  administered  in the same way as a death claim and Living Needs
              Benefit claims, both full and partial, will be specifically identified as such on the lists of claims paid.

d.       CLAIM  SETTLEMENTS.  THE REINSURER  agrees that THE COMPANY will use its standard claim practices and  guidelines,  as updated from time to time, in the  adjudication of all claims on policies  reinsured under this Agreement.  THE REINSURER has the right to inspect,  at the COMPANY's  offices,  the COMPANY's written claims practices and guidelines.  Once THE REINSURER has been notified of a contestable  claim in accordance with subsection a. of this 'CLAIMS'  section,  THE REINSURER will have two business  days to review the  information  and offer its advice to THE COMPANY as to whether the claim should be paid or denied.  If there is a  disagreement  between THE COMPANY and THE REINSURER as to whether THE COMPANY  should pay or deny the claim, THE COMPANY will make a reasonable effort to secure mutual agreement  between the parties.  Any advice offered by THE REINSURER will not be binding on THE COMPANY.

              THE COMPANY will advise THE  REINSURER of any  intention to contest a claim  involving a policy  reinsured  hereunder and provide THE REINSURER with copies of all relevant  documents.  THE REINSURER may choose not to participate in the contest of a contestable  claim.  THE REINSURER will have 10 business days to communicate its decision  whether to participate in the contested claim. If THE REINSURER chooses not to participate,  it will discharge its liability by immediately  paying to THE COMPANY the full amount of THE REINSURER's  liability on the portion of the policy reinsured under this Agreement, regardless of any subsequent outcome of such contest.

f.       CLAIM  EXPENSES.  THE  REINSURER  will pay its share of any interest  paid by THE COMPANY on any claim  payment.  In addition,
              THE REINSURER will pay its share of the unusual  expense of THE COMPANY of  investigating  and  adjudicating  contestable claims,  including  investigation expenses and compensation expenses charged by THE COMPANY's Special Investigation Unit.
              Such Special  Investigation  Unit expenses  will not increase  more than 5% per year of the current  hourly rate ($39 for
              2005) of contestable claim  investigation.  The term "unusual expense" shall mean all expenses of THE COMPANY  associated with the contestable claim other than normal and customary claim administration  expenses that are commonly incurred with the normal and customary  settlement of non-contestable  claims.  Also, expenses incurred in connection with a dispute or contest  arising out of  conflicting  claims of  entitlement  to policy  proceeds or benefits that THE COMPANY admits are payable are not a claim expense under this  Agreement.  Notwithstanding  the above,  THE REINSURER will not be liable for any portion of interest or unusual  expenses for any period of time after THE  REINSURER  has notified THE COMPANY of its decision not to participate in a contested, compromised or litigated claim.

g.       EXTRACONTRACTUAL  DAMAGES.  In no event will THE REINSURER  participate  in  extra-contractual  damages or penalties  that are awarded against THE COMPANY as a result of an act,  omission or course of conduct  committed by THE COMPANY in connection with the  reinsurance or a claim covered under this  Agreement.  The parties  recognize that  circumstances  may arise in which equity would require THE REINSURER,  to the extent permitted by law, to share  proportionately  in certain assessed damages.  Such  circumstances  are difficult to define in advance,  but would generally be those  situations in which THE
              REINSURER  was an active  party and agreed in writing  with the act or course of conduct of THE COMPANY  that  ultimately resulted in the assessment of damages.  If, however,  extra-contractual  damages are awarded solely or partly as a result of THE COMPANY  having  contested  the claim,  and THE  REINSURER had agreed to  participate  in that  contest,  then THE
              REINSURER  will  reimburse  THE COMPANY  for its share of the  portion of the damages  awarded as a result of THE COMPANY having  contested the claim.  The Reinsurer will not be responsible  for  reimbursing  THE COMPANY for the portion of the damages  awarded for any other reason.  When the damages  awarded are shared,  THE COMPANY and THE REINSURER  would share such damages assessed in equitable proportions.

Y-MPVUL-2003-SCOT(ING)-P-PLAZ-1
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In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of April 11, 2005.

PRUCO LIFE INSURANCE COMPANY                                   SCOTTISH RE (U.S.), INC.

By:     ____________________________                                  By:     ______________________________

Title:  ____________________________                                   Title:  ______________________________

Date:  ____________________________                                    Date:  ______________________________

By:     ____________________________                                    By:     ______________________________

Title:  ____________________________                                    Title:  ______________________________

Date:  ____________________________                                      Date:  ______________________________

Y-MPVUL-2003-SCOT(ING)-P-PLAZ-1
SRe Treaty #1357                                                                                                  3

                                                   Amendment #2
                                                      to the
                                                     AUTOMATIC
                                    YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                            EFFECTIVE December 15, 2003
                                                      Between
                                           PRUCO LIFE INSURANCE COMPANY
                                                   (THE COMPANY)
                                                        And
                                             SCOTTISH RE (U.S.), INC.
                                                  (THE REINSURER)

The parties hereby agree to the following:

1.       Section 18,  CLAIMS, shall be replaced by the following:

a.       NOTIFICATION  OF CLAIMS.  THE COMPANY will notify THE REINSURER as soon as reasonably  possible  after THE
              COMPANY receives a claim for a policy reinsured under this Agreement.  In addition,  THE COMPANY will
              provide  THE  REINSURER  with   identification   of  contestable   claims  along  with  the  relevant
              documentation,  including but not limited to, claim proofs,  for all claims incurred within the first two  policy  years and on  incontestable  policies  where THE  REINSURER's  net  amount at risk is in excess of $25,000.

              After THE COMPANY has received  all proper  claim proofs and paid the claim,  THE COMPANY will notify
              THE  REINSURER  that a claim is due under this  Agreement.  THE COMPANY will send to THE REINSURER an itemized  statement  of  amounts  due THE  COMPANY  under  this  Agreement  along  with all  relevant information  with respect to the claim,  including  the claim proofs not already  provided.  However, for incontestable  claims,  claim proofs will not be required by THE REINSURER if THE REINSURER's net amount at risk is less than or equal to $25,000 and THE  COMPANY  has paid the claim.  In such cases,
              THE COMPANY will provide THE REINSURER with the cause of death.

b.       AMOUNT AND PAYMENT OF BENEFITS As soon as THE  REINSURER  receives  proper  claim  notice and any required proof of the claim,  reinsurance  benefits  are due and  payable to THE  COMPANY.  THE  REINSURER  is bound by THE  COMPANY's  decisions  regarding  settlement  of all claims.  Payment of the benefits by
              THE  REINSURER  will be made in a single sum,  regardless of THE COMPANY's  settlement  options.  The maximum  benefit  payable to THE  COMPANY  under  each  reinsured  policy is the amount  specifically reinsured with THE REINSURER.  In the event that THE REINSURER has not paid  reinsurance  benefits to
              THE COMPANY within sixty days of the due date,  THE COMPANY may charge  interest on the amount due at an interest  rate equal to the London  Interbank  Offer Rate,  U.S.  denomination-Fixed  Three-month,
              (LIBOR),  as of when the payment was due. In  addition,  in the event that  reinsurance  benefits are sixty days past due, THE COMPANY may recapture the reinsurance as described in Section 21.

c.       LIVING  NEEDS  BENEFITS.  Living  Needs  Benefit  claims will be  administered  in the same way as a death claim and Living Needs Benefit  claims,  both full and partial,  will be  specifically  identified as such on the lists of claims paid.

d.       CLAIM  SETTLEMENTS.  THE  REINSURER  agrees that THE COMPANY will use its  standard  claim  practices  and guidelines,  as updated from time to time, in the  adjudication  of all claims on policies  reinsured under  this  Agreement.  THE  REINSURER  has the right to  inspect,  at the  COMPANY's  offices,  the
              COMPANY's  written  claims  practices  and  guidelines.  Once THE  REINSURER  has been  notified of a contestable  claim in accordance  with  subsection a. of this 'CLAIMS'  section,  THE REINSURER  will have two business  days to review the  information  and offer its advice to THE COMPANY as to whether the  claim  should  be paid or  denied.  If there  is a  disagreement  between  THE  COMPANY  and THE
              REINSURER  as to  whether  THE  COMPANY  should  pay or deny  the  claim,  THE  COMPANY  will  make a reasonable  effort to secure  mutual  agreement  between  the  parties.  Any  advice  offered  by THE
              REINSURER will not be binding on THE COMPANY.

              THE  COMPANY  will  advise THE  REINSURER  of any  intention  to contest a claim  involving  a policy reinsured  hereunder and provide THE REINSURER with copies of all relevant  documents.  THE REINSURER may choose not to  participate  in the contest of a contestable  claim.  THE  REINSURER  will have 10 business days to  communicate  its decision  whether to participate  in the contested  claim.  If THE
              REINSURER  chooses not to participate,  it will discharge its liability by immediately  paying to THE
              COMPANY the full amount of THE  REINSURER's  liability on the portion of the policy  reinsured  under this Agreement, regardless of any subsequent outcome of such contest.

f.       CLAIM  EXPENSES.  THE  REINSURER  will pay its  share of any  interest  paid by THE  COMPANY  on any claim payment.  In  addition,  THE  REINSURER  will pay its share of the unusual  expense of THE COMPANY of
              investigating   and  adjudicating   contestable   claims,   including   investigation   expenses  and
              compensation   expenses  charged  by  THE  COMPANY's   Special   Investigation   Unit.  Such  Special
              Investigation  Unit expenses will not increase more than 5% per year of the current  hourly rate ($39 for 2005) of  contestable  claim  investigation.  The term "unusual  expense" shall mean all expenses of THE  COMPANY  associated  with the  contestable  claim  other  than  normal  and  customary  claim administration  expenses  that are commonly  incurred  with the normal and  customary  settlement  of non-contestable  claims.  Also, expenses incurred in connection with a dispute or contest arising out of  conflicting  claims of  entitlement  to policy  proceeds or benefits that THE COMPANY  admits are payable are not a claim  expense  under this  Agreement.  Notwithstanding  the above,  THE  REINSURER will not be liable for any portion of interest or unusual  expenses  for any period of time after THE
              REINSURER  has notified THE COMPANY of its decision not to  participate  in a contested,  compromised or litigated claim.

g.       EXTRACONTRACTUAL  DAMAGES.  In no event will THE REINSURER  participate  in  extra-contractual  damages or penalties that are awarded  against THE COMPANY as a result of an act,  omission or course of conduct committed  by THE  COMPANY  in  connection  with  the  reinsurance  or a  claim  covered  under  this
              Agreement.  The parties  recognize  that  circumstances  may arise in which equity would  require THE
              REINSURER,  to the extent permitted by law, to share  proportionately  in certain  assessed  damages.
              Such  circumstances  are difficult to define in advance,  but would generally be those  situations in which THE  REINSURER  was an active  party and agreed in writing with the act or course of conduct of
              THE COMPANY that ultimately  resulted in the assessment of damages.  If,  however,  extra-contractual damages are awarded solely or partly as a result of THE COMPANY having  contested the claim,  and THE
              REINSURER had agreed to  participate  in that contest,  then THE REINSURER will reimburse THE COMPANY for its share of the portion of the damages  awarded as a result of THE COMPANY having  contested the claim.  The Reinsurer  will not be  responsible  for  reimbursing  THE COMPANY for the portion of the damages  awarded  for any other  reason.  When the damages  awarded  are shared,  THE COMPANY and THE
              REINSURER would share such damages assessed in equitable proportions.

Y-MPVUL-2003-SCOT(ING)-M-PLAZ-2
SRe Treaty #1358                                                                                                  1

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of April 11, 2005.

PRUCO LIFE INSURANCE COMPANY                                   SCOTTISH RE (U.S.), INC.

By:     ____________________________                                  By:     ______________________________

Title:  ____________________________                                   Title:  ______________________________

Date:  ____________________________                                    Date:  ______________________________

By:     ____________________________                                    By:     ______________________________

Title:  ____________________________                                    Title:  ______________________________

Date:  ____________________________                                      Date:  ______________________________

Y-MPVUL-2003-SCOT(ING)-M-PLAZ-2
SRe Treaty #1358                                                                                                  1